EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors

Sgreentech Holdings Limited

We hereby consent to the inclusion in the foregoing Registration Statement on Form S-1 of our report dated June 17, 2011, relating to our audits of the financial statements of Sgreentech Holdings Limited as of May 31, 2011 and the period from March 29, 2011 (Inception) through May 31, 2011.

We also consent to the reference to us under the caption “Experts” in the Registration Statement.

/s/ Anton & Chia, LLP

Newport Beach, California

October 12, 2011